Exhibit 99.1

GREAT ELM CAPITAL GROUP, INC. REPORTS SECOND QUARTER 2019 FINANCIAL RESULTS

Great Elm’s respiratory-focused durable medical equipment business (“DME”) generated $13.2 million of revenue, $0.4 million of net income and $3.6 million of adjusted EBITDA in Fiscal Quarter 2Q19

▪	DME business experiences gains in patient volume, revenue, and adjusted EBITDA that exceed internal expectations
▪	Year-to-date DME revenue and adjusted EBITDA growth also exceed internal expectations
▪	New positive air pressure (CPAP/BiPAP) patient setups increased more than 25% year-over-year

WALTHAM, Mass., February 11, 2019 – Great Elm Capital Group, Inc. (NASDAQ: GEC, “Great Elm”) has announced its financial results for the quarter ended December 31, 2018. Great Elm will host a conference call and webcast on Monday, February 11, 2019 at 8:30 a.m. Eastern time to discuss its second quarter 2019 financial results. Please see page six below for details.

Select highlights from the second fiscal quarter of 2019 include:

▪	Operating Company growth:
▪	$3.6 million of Fiscal Year 2Q19 adjusted EBITDA
▪	Two potential DME acquisition candidates currently under LOI
▪	Continue to diligence operating company opportunities across multiple industries
▪	Investment Management growth:
▪	For the three months ended December 31, 2018, year-over-year management fee growth of approximately 25%
▪	For the six months ended December 31, 2018, year-over-year management fee growth of approximately 32%
▪	For the six months ended December 31, 2018, year-over-year adjusted EBITDA growth of 4.2%

“Since we completed our acquisitions and merger of Valley Healthcare Group (“VHG”) and Northwest Medical (“NWM”) in September 2018, these combined businesses have experienced faster than anticipated growth in referrals, new patient setups, revenue and adjusted EBITDA,” remarked Peter A. Reed, Great Elm’s Chief Executive Officer. “We will continue to invest in the business to support its rapid growth and we intend to supplement that organic growth with add-on acquisitions.”

Alignment of Interest

The employees of Great Elm and Great Elm Capital Management, Inc. (“GECM”) collectively own over 1.8 million shares of GEC stock, representing greater than 7% of its shares outstanding.1 Additionally, the directors of Great Elm collectively own or manage greater than 11% of Great Elm’s shares.1 Altogether, insiders collectively own or manage greater than 18% of the company’s shares outstanding, which Great Elm believes fosters a strong alignment of interest between employees, directors and the company’s shareholders.

BUSINESS OVERVIEW

Great Elm is a diversified, publicly-traded holding company that seeks to build long-term shareholder value across three verticals: Investment Management, Real Estate, and Operating Companies.

Investment Management

Great Elm’s management team believes the Investment Management business is scalable, offers attractive margins and, when coupled with growth in assets under management, provides for the potential to generate incremental EBITDA.

Great Elm intends to grow assets under management organically, through capital raises and through M&A. Growth in assets under management is expected to result in increased management fee revenue for GECM.

In July 2018, Great Elm launched Great Elm Opportunities I, LP (“GEOF”) with a co-investment in a senior secured loan in the consumer staples industry. Great Elm believes that GEOF, which targets the type of asymmetric risk / reward opportunities on which the Great Elm management team has historically focused, represents a compelling area for growth in the Investment Management business.

[1]	This includes restricted shares that are subject to both performance and service vesting and is based on the share count pro forma for the vesting of said restricted shares.

Alongside Great Elm Capital Corp. (“GECC”), GEOF and existing SMAs, we continue to seek additional avenues for growth, potentially launching additional private funds and pursuing opportunistic acquisitions in the business development company space.

Real Estate

Great Elm continues to focus on credit tenant lease financings and ground lease structures across a variety of commercial, government and other properties. Great Elm’s substantial tax assets can make it a value-added partner or lessor.

Operating Companies

In September 2018, Great Elm closed on its first operating company purchase when it acquired and merged together VHG and NWM, two healthcare services companies focused on the supply and distribution of respiratory-related durable medical equipment.  DME, a subsidiary of Great Elm, acquired an 80.1% equity interest in these businesses, which were valued at a combined enterprise value of $63.6 million (excluding financing, closing and professional fees and expenses and contingent consideration) and represented a 4.9x multiple of LTM pro forma adjusted EBITDA for the period ended June 30, 2018.

In 2Q19, DME generated $3.6 million of adjusted EBITDA, exceeding original performance expectations. In addition to driving organic revenue and EBITDA growth, the DME operating team is aggressively working to realize additional, potential synergies by the end of calendar year 2019. The team is also pursuing potential M&A opportunities with complementary product profiles that increase market penetration and extend existing geographic markets.

Away from the DME business, the Great Elm team continues to evaluate acquisition opportunities across multiple industries in partnership with industry experts and / or operating executives.

FINANCIAL REVIEW: SEGMENT FINANCIALS

As of December 31, 2018, Great Elm had four operating segments: Investment Management, Real Estate, Durable Medical Equipment and General Corporate.

Investment Management

Three Months Ended December 31, 2018:

Revenue:

▪

During the three months ended December 31, 2018, Great Elm recognized management fee revenue of $0.8 million vs. $0.6 million during the same period the prior year. The increase in revenue year-over-year was driven primarily by GECC’s investment portfolio growth.

▪	During the three months ended December 31, 2018, Great Elm recognized total investment management revenue of $0.9 million vs. $2.5 million during the same period the prior year.
▪

The decrease in total investment management revenue for the three months ended December 31, 2018 was primarily driven by a reduction in the recognition of incentive fee revenue, partially offset by an increase in management fee revenue. The reduction in incentive fee revenue resulted from a change in revenue recognition methodology. As of the three months ended September 30, 2018, revenue is accounted for under Topic 606. Please refer to the Form 10-Q for additional detail on the adoption of Topic 606 under US GAAP.

Net Income (Loss):

▪

During the three months ended December 31, 2018, Great Elm recognized a net loss of $(7) thousand vs. net income of $0.2 million during the same period the prior year. The year-over-year net income reduction was primarily driven by the previously noted change in revenue accounting methodology, partially offset by a reduction in expenses.

Adjusted EBITDA:

▪	During the three months ended December 31, 2018, Great Elm recognized adjusted EBITDA of $1.0 million, compared to $1.0 million in the same period the prior year.

Real Estate

Three Months Ended December 31, 2018:

Revenue:

▪	During the three months ended December 31, 2018, Great Elm recognized $1.5 million in rental revenue.

Net Income (Loss):

▪	During the three months ended December 31, 2018, Great Elm recognized $38 thousand in net income.

Adjusted EBITDA:

▪	During the three months ended December 31, 2018, Great Elm recognized $1.1 million in adjusted EBITDA.

Durable Medical Equipment

Three Months Ended December 31, 2018:

Revenue:

▪	During the three months ended December 31, 2018, Great Elm recognized $13.2 million in total revenue.

Net Income (Loss):

▪	During the three months ended December 31, 2018, Great Elm recognized $0.4 in net income.

Adjusted EBITDA:

▪	During the three months ended December 31, 2018, Great Elm recognized $3.6 million in adjusted EBITDA.

General Corporate

Three Months Ended December 31, 2018:

Revenue:

▪	During the three months ended December 31, 2018, Great Elm recognized $52 thousand in revenue vs. no revenue during the same period the prior year.

Net Income (Loss):

▪

During the three months ended December 31, 2018, Great Elm recognized $(4.7) million in net loss vs. a net loss of $(1.4) million during the same period the prior year. The year-over-year net income reduction was primarily driven by increased unrealized losses in GECC equity held by GEC.

Adjusted EBITDA:

▪

During the three months ended December 31, 2018, Great Elm recognized $(1.8) million in adjusted EBITDA vs. $(0.8) million during the same period the prior year. The year-over-year adjusted EBITDA reduction was driven by an increase in professional fees and other expenses.

Conference Call & Webcast

Great Elm will host a conference call and webcast on Monday, February 11, 2019 at 8:30 a.m. Eastern time to discuss its second quarter 2019 financial results.

All interested parties are invited to participate in the conference call by dialing +1 (844) 559-0750; international callers should dial +1 (647) 689-5386. Participants should enter the Conference ID 7995336 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: https://www.greatelmcap.com/events-and-presentations/default.aspx.

The conference call will be webcast simultaneously at: https://event.on24.com/wcc/r/1898867/E4A8918B617A52A6757A31943241010A.

About Great Elm Capital Group, Inc.

Great Elm is a publicly-traded holding company that is seeking to build a business across three operating verticals: Investment Management, Real Estate and Operating Companies. Great Elm’s website can be found at www.greatelmcap.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information.  These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmcap.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Set forth below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income. The information in the table below includes forecasts, projections and other predictive statements that represent Great Elm’s assumptions and expectations in light of currently available information. These forecasts, projections and other predictive statements involve risks, variables and uncertainties. Great Elm’s actual performance results may differ from those projected in in the table below, and any such differences may be material.

(1)	Our durable medical equipment business began in September 2018 and there was no related activity prior to that date.
(2)	General Corporate net loss includes net loss attributable to discontinued operations.
(3)	Unrecognized incentive fees earned include amounts earned under investment management agreements which are not recognized under US GAAP.
(4)	Acquisition related costs include transaction costs and change in the fair value of the contingent consideration liability since the initial valuation at the acquisition date.
(5)	Our real estate business began in March 2018 and there was no related activity prior to that date.

Media & Investor Contact:

Great Elm Capital Group

Investor Relations

+1 (617) 375-3006

investorrelations@greatelmcap.com